CONFIDENTIAL

VIA FEDERAL EXPRESS AND E-MAIL

June 25, 2009

Pax Clean Energy, Inc.
1278 Laurel Road
North Saanich, BC
Canada V8L 5K8

Attn: Paul Leslie Hammond

Re: Termination of Stock Purchase Agreement

Dear Les:

Reference is made to that certain Stock Purchase Agreement, dated March 6, 2009 (the "**Agreement**"), between Mobile Video Development, Inc. (the "**Buyer**") and Pax Clean Energy, Inc. (the "**Company**"). Capitalized terms below shall have the meaning prescribed in the Agreement.

Buyer hereby terminates the Agreement effective immediately pursuant to Section 9.2 of the Agreement since the Closing cannot take place prior to July 15, 2009. Rule 14c-2(b) of the Securities Exchange Act of 1934, as amended requires an information statement to be sent to shareholders at least 20 calendar days prior to the earliest date on which corporate action may be taken. As such, the Company will be unable to satisfy the Closing Date of July 15, 2009 since an information statement was not mailed to Company shareholders by June 25, 2009.

Should you have any questions, please feel free to contact me.

Very truly yours,

MOBILE VIDEO DEVELOPMENT, INC.

By: ______________________

Name: Bruce M. Goldstein
Title: Chief Executive Officer

cc: Douglas Ellenoff
Maurizio Vecchione
Barry Hall

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